EXHIBIT 10.3

Restricted Stock Units Terms and Conditions

1.Award of Restricted Stock Units. The Executive Organization & Compensation Committee (the “Committee”) of the Board of Directors of Applied Industrial Technologies, Inc. (“Applied”) on the Grant Date awarded you a certain number of restricted stock units (the “RSUs”). Such award represents your right to receive an equal number of shares of Applied common stock (“Shares”), issuable from Applied’s available treasury shares, upon the expiration of the Restriction Period (as defined in Section 3 hereof). The terms and conditions of the RSUs as set forth herein (the “Terms”) together with the Applied Industrial Technologies, Inc. 2019 Long-Term Performance Plan (the “Plan”) govern your rights with respect to the RSUs. Notwithstanding the foregoing, however, in the event of any conflict between the provisions of the Plan and the Terms, the provisions of the Plan shall govern. Moreover, it should be noted that unless otherwise provided herein, capitalized words in the Terms shall have the same meanings as set forth in the Plan.
2.Rights during Restriction Period. You shall not have the right to sell, exchange, transfer, pledge, hypothecate, or otherwise encumber or dispose of the RSUs until all conditions with respect to vesting and distribution have been met. Upon vesting in the RSUs as of the end of the Restriction Period, subject to applicable tax withholding, you shall be entitled to receive a cash payment equal to the dividends and cash distributions paid on Shares underlying the RSUs during the Restriction Period, without interest (“Dividend Equivalents”); provided, however, that no Dividend Equivalents shall be payable to you with respect to dividends or distributions the record date for which occurs on or after (i) the date on which the Restriction Period has expired, or (ii) the date on which issuance of Shares to you has occurred. You shall not have voting rights with respect to the RSUs and, until the issuance of Shares in settlement of the RSUs, you shall not be treated as a shareholder with respect to the Shares.
3.Restriction Period. The term “Restriction Period” means the period from the Grant Date until the 3rd anniversary of the Grant Date.
4.Vesting. Except as specifically provided otherwise in Sections 5 and 6, you will be 100% vested in the RSUs as of the end of the Restriction Period; provided, however, that in the event you Retire during the Restriction Period, you will be vested at the end of the Restriction Period in a pro rata portion of the RSUs equal to a fraction the numerator of which is the number of days elapsed in the Restriction Period prior to the date of such Separation from Service and the denominator of which is the full number of days in the Restriction Period.
5.Separation from Service. Notwithstanding the provisions of Section 4, but subject to the provisions of paragraphs (a) and (b) hereunder, if, during the Restriction Period, you incur a Separation from Service (as defined in Section 409A) from Applied due to death or Disability (as defined under Section 409A) then (i) you (or your beneficiary designated to Applied in writing) shall be vested in a pro rata portion of the RSUs equal to a fraction the numerator of which is the number of days elapsed in the Restriction Period prior to the date of such Separation from Service and the denominator of which is the full number of days in the Restriction Period, and (ii) the remaining RSUs shall be deemed forfeited. In the event, however, that you, during the Restriction Period, incur a Separation from Service from Applied for any reason other than (i) those specifically set forth above or in Section 6, or (ii) Retirement, then the entire award of RSUs shall be forfeited and no amount shall be due or payable to you under the Terms.

Because awards of RSUs are intended to create an incentive for recipients to act in Applied’s best interests, notwithstanding anything in the Terms to the contrary:
(a)Your award of RSUs may be terminated or rescinded, and if applicable, you may be required immediately to repay all Shares (and any dividends, distributions, and Dividend Equivalents thereon) issued pursuant to the award of RSUs hereunder within the previous twelve months (or any proceeds thereof), if the Committee determines, in good faith, that during your employment with Applied or during the period ending twelve months following your Separation from Service, you committed an act inimical to Applied’s interests. Acts inimical to Applied’s interest shall include willful inattention to duty; willful violation of Applied’s published policies; acts of fraud or dishonesty involving Applied’s business; solicitation of Applied’s employees, customers, or vendors to terminate or alter their relationship with Applied to Applied’s detriment; unauthorized use or disclosure of information regarding Applied’s business, employees, customers, or vendors; and competition with Applied. All determinations by the Committee shall be effective as of the time of your act.
(b)The Committee may, in its sole discretion, require you immediately to repay all Shares (and any dividends, distributions, and Dividend Equivalents thereon) issued pursuant to the award of RSUs hereunder within the previous 36 months (or any proceeds thereof) if (I) Applied restates its historical consolidated financial statements and (II) the Committee determines, in good faith, that (x) the restatement is a result of your, or another executive officer’s, willful misconduct that is unethical or illegal, and (y) your earnings pursuant to the award were based on materially inaccurate financial statements or materially inaccurate performance metrics that were invalidated by the restatement.
6.Change in Control. Notwithstanding the provisions of Sections 4 and 5, in the event your employment with Applied is terminated during the Restriction Period and within the one-year period immediately following any Change in Control of Applied either by you for Good Reason or by Applied without Cause, then all of the RSUs awarded hereunder to you shall be 100% vested.
In addition, following a Change in Control of Applied, no provision hereof shall operate to reduce any time frame or to limit any economic benefit to which you are entitled with respect to the RSUs or under the Plan.
7.Adjustment of RSUs for Certain Events. In the event of a stock split, stock dividend, combination, reclassification, recapitalization, merger, consolidation, exchange, spin-off, spin-out, or other distribution of assets to shareholders, or other similar event or change in capitalization such that shares of Applied common stock are changed into or become exchangeable for a different number of shares, thereafter the number of RSUs will be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of common stock by reason of such change in corporate structure; provided, however, that the number of RSUs shall always be a whole number. If there occurs any other change in the number or kind of outstanding shares of common stock or other Applied securities, or of any shares of stock or other securities into which such shares of common stock shall have been changed or for which they shall have been exchanged, then Applied may adjust the number or kind of RSUs or other securities into which the RSUs may be settled, as the Committee, in its sole discretion, may determine is equitable, and such adjustment so made shall be effective and binding for all purposes.
8.Settlement of Award and Distribution of Shares. Your award of RSUs hereunder shall be settled in whole Shares. Fractional Shares shall not be issuable hereunder and any fractional Share shall be disregarded. Except as specifically provided otherwise in this Section 8, Shares subject to an award of RSUs hereunder shall only be issued and distributed to you in a single sum of whole Shares within the 75-day period after the end of the Restriction Period. Notwithstanding the foregoing, in the event that your RSUs become vested due to death, Disability or a Change in Control, the award of RSUs hereunder shall be settled in a single sum of whole Shares within the 75-day period after such vesting. In the event that any such 75-day period begins in one calendar year and ends in another, you (or your beneficiary as the case may be) shall not have the right to designate the calendar year of payment. Moreover, notwithstanding the foregoing, if you are a Specified Employee, a distribution of Shares may not be made until within the 30-day period commencing with the first day of the seventh month following the month of any Separation from Service for reasons other than Disability or a Change in Control, or, if earlier, your death, except as maybe otherwise permitted under Section 409A.
9.Payment of Taxes. Upon the vesting of the RSUs, Applied shall withhold, in its sole discretion, from (i) any cash payment to be made to you from your award (including on account of any Dividend Equivalents, dividends, and cash distributions) or (ii) any Shares issuable from your award (or both (i) and (ii)), for any federal, state or local taxes of any kind required by law to be withheld by the Company attributable to the award.
10.Section 409A Compliance. To the extent applicable, it is intended the Terms and the award of RSUs shall comply with or be exempt from the provisions of Section 409A and any interpretations of these terms shall be consistent with such intent.
11.Administration of the Plan. The Committee shall have conclusive authority, subject to the express provisions of the Plan as in effect from time to time and the Terms, to construe the Terms and the Plan, and to establish, amend, and rescind rules and regulations for the Plan’s administration. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Terms in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. Applied’s Board of Directors (the “Board”) may from time to time grant to the Committee such further powers and authority as the Board shall determine to be necessary or desirable. Notwithstanding any other provision of these terms, any amendment, construction, establishment, rescission or correction of the type referred to above which is made or adopted following a Change in Control, and which amendment, construction, establishment or correction adversely affects your rights hereunder, shall be in writing and shall be effective only with your express and prior written consent .
12.Relationship to the Plan. The Terms are subject to the provisions of the Plan and any administrative policies adopted by the Committee. If there is any inconsistency between the Terms and the Plan or such policies, the Plan and the policies, in that order, shall govern. References in the Terms to Applied shall include Applied’s subsidiaries.
13.Severability. The provisions of the Terms are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
14.No Guarantee of Employment. The Terms and your award shall not confer upon you any rights whatsoever other than those expressly set forth herein, in the Plan or in policies adopted by the Committee. Nothing in the Terms shall (i) interfere with or limit in any way Applied’s right to terminate your employment at any time, (ii) confer upon you any right to continued employment with Applied, or (iii) create any contractual or other right to receive additional awards or other Plan benefits in the future.

15.Requirements of Law. The granting of the RSUs hereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agency, national securities exchange, or automated quotation system may be required. Notwithstanding any other provision of the Plan or the Terms, Applied shall not be obligated to issue, deliver or transfer any Shares, make any distribution of benefits under the Plan or the Terms, or take any other action, unless such delivery, distribution, or action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules and regulations (including, but not limited to, the requirements of the Securities Act and Section 409A).
16.Successors. All obligations of Applied under the Terms with respect to the RSUs shall be binding upon any successor to Applied, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all, or substantially all, of the business and/or assets of Applied. Notwithstanding the provisions of Section 4, in the event any such successor does not agree to be bound by the Terms, the RSUs granted hereunder shall immediately become vested.
17.Applicable Law. The validity, construction, interpretation and enforceability of these Terms shall be determined and governed by the laws of the State of Ohio without giving effect to the principles of conflicts of law.
18.Tax Matters. Applied has made no warranties or representations to you with respect to the tax consequences (including but not limited to income tax consequences) related to the RSUs or the issuance, transfer or disposition of Shares pursuant to the RSUs, and you have been advised to consult with your attorney, accountant and/or tax advisor regarding the RSUs. Moreover, you acknowledge that Applied has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for you.